Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), dated as of __________ ___, 20__, is made by and between Getty Realty Corp., a Maryland corporation (the “Company”), and __________ (“Director”), a director of the Company.

RECITALS

WHEREAS, the Company desires to attract and retain talented and experienced individuals to serve as directors of the Company and wishes to indemnify such individuals to the fullest extent permitted by Maryland law;

WHEREAS, the Bylaws of the Company (the “Bylaws”) require the Company to indemnify to the maximum extent permitted by Maryland law each director and officer of the Company;

WHEREAS, Section 2-418 of the Maryland General Corporation Law (the “MGCL”) empowers the Company to indemnify its directors and expressly provides that the indemnification provisions set forth therein are not exclusive; and

WHEREAS, in order to induce Director to serve or continue to serve as a director of the Company, free from undue concern for claims for damages arising out of or related to such service to the Company, the Company has determined and agreed to enter into this Agreement with Director.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and Director’s agreement to serve or continue to serve as a director of the Company, Director and the Company hereby agree as follows:

1.Services.  Director will serve or continue to serve as a director of the Company for so long as Director is duly elected or appointed or until Director tenders [his][her] resignation.

2.General.  The Company shall indemnify, and advance Expenses to, Director (a) as provided in this Agreement and (b) otherwise to the maximum extent permitted by Maryland law in effect on the date hereof and as amended from time to time; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to Director hereunder based on Maryland law as in effect on the date hereof.  The rights of Director provided in this Section 2 shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by the MGCL, including, without limitation, Section 2-418 thereof.

3.Standard for Indemnification.  If, by reason of Directors’ status as a current or former director of the Company, Director is, or is threatened to be, made a party to any Proceeding, the Company shall indemnify Director against all judgments, penalties, fines and amounts paid in settlement and all Expenses actually and reasonably incurred by Director or on Director’s behalf in connection with any such Proceeding unless it is established that (a) the act or omission of

Director was material to the matter giving rise to the Proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) Director actually received an improper personal benefit in money, property or services or (c) in the case of any criminal Proceeding, Director had reasonable cause to believe that Director’s conduct was unlawful.

4.Certain Limits on Indemnification.  Except as set forth in Section 5 below, Director shall not be entitled to:

(a)indemnification hereunder if the Proceeding was one by or in the right of the Company and Director is adjudged, in a final adjudication of the Proceeding not subject to further appeal, to be liable to the Company;

(b)indemnification hereunder if Director is adjudged, in a final adjudication of the Proceeding not subject to further appeal, to be liable on the basis that personal benefit was improperly received in any Proceeding charging improper personal benefit to Director, whether or not involving action in Director’s official capacity;

(c)indemnification or advancement of Expenses hereunder if the Proceeding was brought by Director, unless: (i) the Proceeding was brought to enforce indemnification under this Agreement, and then only to the extent in accordance with and as authorized by Section 8 of this Agreement, or (ii) the Company’s Charter or the Bylaws, a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors of the Company (the “Board”) or an agreement approved by the Board to which the Company is a party expressly provide otherwise; or

(d)indemnification or advancement of Expenses hereunder with respect to Proceedings or claims arising from the purchase and sale (or sale and purchase) by Director of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of state statutory law or common law.

5.Court-Ordered Indemnification.  A court of appropriate jurisdiction, upon application of Director and such notice as the court shall require, may order indemnification of Director by the Company in the following circumstances:

(a)if such court determines that Director is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case Director shall be entitled to recover the Expenses of securing such reimbursement; or

(b)if such court determines that Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Director (i) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper without regard to any limitation on such court-ordered indemnification contemplated by Section 2-418(d)(2)(ii) of the MGCL.

6.Indemnification for Expenses.

(a)Successful Defense.  To the extent that Director has been successful, on the merits or otherwise, in defense of any Proceeding (including, without limitation, an action by or in the right of the Company) in which Director was a party by reason of the fact that Director is or was a director of the Company, the Company shall indemnify Director against all Expenses actually and reasonably incurred by or on behalf of Director in connection with the investigation, defense or appeal of such Proceeding.

(b)Partially Successful Defense.  To the extent that Director is a party to or a participant in any Proceeding (including, without limitation, an action by or in the right of the Company) by reason of the fact that Director is or was a director of the Company and is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Director against all Expenses actually and reasonably incurred by or on behalf of Director in connection with each successfully resolved claim, issue or matter.  In the allocation of Expenses among claims, the presumption shall be that Expenses were attributable to the claims on which Director was successful, except for Expenses that the Company can show were clearly and primarily attributable to the claims on which Director was not successful.

(c)Dismissal.  For purposes of this section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

7.Advancement of Expenses.  If, by reason of the fact that Director is or was serving as a director of the Company, Director is, or is threatened to be, made a party to any Proceeding, the Company shall, without requiring a preliminary determination of Director’s ultimate entitlement to indemnification hereunder, advance all Expenses incurred by or on behalf of Director in connection with such Proceeding.  The Company shall make such advance within ten (10) business days after the receipt by the Company of a statement or statements requesting such advance, whether prior to or after the final disposition of such Proceeding, in the form of, in the reasonable discretion of Director (but without duplication), (a) payment of such Expenses directly to third parties on behalf of Director, (b) advancement of funds to Director in an amount sufficient to pay such Expenses or (c) reimbursement to Director for Director’s payment of such Expenses.  Such statement or statements shall reasonably evidence the Expenses incurred by Director and shall include or be preceded or accompanied by a written affirmation by Director and a written undertaking by or on behalf of Director, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof.  To the extent that Expenses advanced to Director do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis.  The undertaking required by this Section 7 shall be an unlimited general obligation by or on behalf of Director and shall be accepted without reference to Director’s financial ability to repay such advanced Expenses and without any requirement to post security therefor.

8.Procedure for Determination for Entitlement to Indemnification.

(a)To obtain indemnification under this Agreement, Director shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Director and is reasonably necessary to determine whether and to what extent Director is entitled to indemnification.  Director may submit one or more such requests from time to time and at such time(s) as Director deems appropriate in Director’s sole discretion.  The officer of the Company receiving any such request from Director shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Director has requested indemnification.

(b)Upon written request by Director for indemnification pursuant to Section 8(a) above, a determination, if required by applicable law, with respect to Director’s entitlement thereto shall promptly be made in the specific case:

(i)if a Change in Control has occurred, by Independent Counsel, in a written opinion to the Board, a copy of which shall be delivered to Director, which Independent Counsel shall be selected by Director and approved by the Board in accordance with Section 2-418(e)(2)(ii) of the MGCL, which approval shall not be unreasonably withheld; or

(ii)if a Change in Control has not occurred,

(A)by a majority vote of the Disinterested Directors or, if the Disinterested Directors constitute less than a quorum, by a majority vote of a committee of one or more Disinterested Directors designated by a majority vote of the Board (which may include Disinterested Directors and directors who are parties to the Proceeding) to make the determination;

(B)if Independent Counsel has been selected by the Board in accordance with Section 2-418(e)(2)(ii) of the MGCL and approved by Director, which approval shall not be unreasonably withheld or delayed, by Independent Counsel, in a written opinion to the Board, a copy of which shall be delivered to Director; or

(C) if so directed by the Board, by the stockholders of the Company.

(c)If it is determined that Director is entitled to indemnification, the Company shall make payment to Director within ten (10) business days after such determination.

(d)Director shall cooperate with the person, persons or entity making such determination with respect to Director’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Director and reasonably necessary or appropriate to such determination in the discretion of the Board or Independent Counsel if retained pursuant to clause (ii)(B) of Section 8(b) of this Agreement.  Any Expenses incurred by Director in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Director’s entitlement to indemnification) and the Company shall indemnify and hold Director harmless therefrom.

(e)The Company shall pay the reasonable fees and expenses of Independent Counsel, if one is appointed.

9.Presumptions and Effect of Certain Proceedings.

(a)In making any determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Director is entitled to indemnification under this Agreement if Director has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Company shall have the burden of overcoming that presumption in connection with the making of any determination contrary to that presumption.

(b)The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, upon a plea of nolo contendere or its equivalent, or entry of an order of probation prior to judgment, does not create a presumption that Director did not meet the requisite standard of conduct described herein for indemnification.

(c)If the person, persons or entity empowered or selected under Section 8 of this Agreement to determine whether Director is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Director shall be entitled to such indemnification absent (i) a misstatement by Director of a material fact, or an omission of a material fact necessary to make Director’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(d)The knowledge and/or actions, or failure to act, of any other director, officer, employee or agent of the Company or any other director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise shall not be imputed to Director for purposes of determining any other right to indemnification under this Agreement.

10.Remedies of Director.

(a)If (i) a determination is made pursuant to Section 8(b) of this Agreement that Director is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7 or Section 11 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 8(b) of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 6 or Section 11 of this Agreement within ten (10) business days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to any other section of this Agreement or the Company’s

Charter or the Bylaws is not made within ten (10) business days after a determination has been made that Director is entitled to indemnification, then Director shall be entitled to an adjudication in an appropriate court located in the State of Maryland, or in any other court of competent jurisdiction, or in an arbitration conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association, of Director’s entitlement to indemnification or advancement of Expenses.  Director shall commence a proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Director first has the right to commence such proceeding pursuant to this Section 10(a); provided, however, that the foregoing clause shall not apply to a proceeding brought by Director to enforce Director’s rights under Section 6 of this Agreement.  Except as set forth herein, the provisions of Maryland law (without regard to its conflicts of laws rules) shall apply to any such arbitration.  The Company shall not oppose Director’s right to seek any such adjudication or award in arbitration.

(b)In any judicial proceeding or arbitration commenced pursuant to this Section 10, Director shall be presumed to be entitled to indemnification or advancement of Expenses, as the case may be, under this Agreement and the Company shall have the burden of proving that Director is not entitled to indemnification or advancement of Expenses, as the case may be.  If Director commences a judicial proceeding or arbitration pursuant to this Section 10, Director shall not be required to reimburse the Company for any advances pursuant to Section 7 of this Agreement until a final determination is made with respect to Director’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).  The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.

(c)If a determination shall have been made pursuant to Section 8(b) of this Agreement that Director is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent a misstatement by Director of a material fact, or an omission of a material fact necessary to make Director’s statement not materially misleading, in connection with the request for indemnification that was not disclosed in connection with the determination.

(d)In the event that Director is successful in seeking, pursuant to this Section 10, a judicial adjudication of or an award in arbitration to enforce Director’s rights under, or to recover damages for breach of, this Agreement, Director shall be entitled to recover from the Company, and shall be indemnified by the Company for, any and all Expenses actually and reasonably incurred by Director in such judicial adjudication or arbitration.  If it shall be determined in such judicial adjudication or arbitration that Director is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Director in connection with such judicial adjudication or arbitration shall be appropriately prorated.

(e)Interest shall be paid by the Company to Director at the maximum rate allowed to be charged for judgments under the Courts and Judicial Proceedings Article of the Annotated Code of Maryland for amounts which the Company pays or is obligated to pay for the period (i) commencing with either the tenth (10th) business day after the date on which the Company was requested to advance Expenses in accordance with Sections 7 or 11 of this Agreement or the thirtieth (30th) day after the date on which the Company was requested to make the determination of entitlement to indemnification under Section 8(b) of this Agreement, as applicable, and (ii) ending on the date on which such payment is made to Director by the Company.

11.Indemnification for Expenses of a Witness. Notwithstanding and in addition to any other provision of this Agreement, to the extent that Director is, by reason of the fact that Director is or was a director of the Company, a witness in or otherwise incurs Expenses in connection with any Proceeding to which Director is not a party, the Company hereby covenants and agrees to indemnify and hold harmless Director against all Expenses actually and reasonably incurred by [him][her] or on [his][her] behalf in connection therewith.

12.Reports to Stockholders.  To the extent required by the MGCL, the Company shall report in writing to its stockholders the payment of any amounts for indemnification of, or advancement of Expenses to, Director under this Agreement arising out of a Proceeding by or in the right of the Company with the notice of the meeting of stockholders of the Company next following the date of the payment of any such indemnification or advancement of Expenses or prior to such meeting.

13.Certain Definitions.

(a)“Change in Control” means a change in control of the Company occurring after the date of this Agreement of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if, after the date of this Agreement, any of the following occur:

(i)Acquisition of Stock by Third Party.  Any “person” (as such term is used in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the total voting power represented by the Company’s then-outstanding Voting Securities, unless (A) the change in the relative “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of the Company’s securities by any person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (B) such acquisition was approved in advance by at least two-thirds of the members of the Board in office immediately prior to such person’s attaining such percentage interest and such acquisition would not constitute a Change in Control under part (iii) of this definition;

(ii)Change in Board. During any period of two consecutive years, individuals who at the beginning of such two-year period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

(iii)Corporate Transaction.  The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)Liquidation.  The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

(b)“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification and/or advancement of Expenses is sought by Director.

(c)“Expenses” (i) means reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding (as defined below); and (ii) includes Expenses incurred in connection with any appeal resulting from any Proceeding (as defined below), including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent; provided, however, that Expenses excludes amounts paid in settlement by Director or the amount of judgments or fines against Director.

(d)“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been, retained to represent:  (i) the Company or Director in any matter material to either such party (other than with respect to matters concerning Director under this Agreement or of other indemnitees under similar indemnification agreements) or (ii) any other party to or participant or witness in the Proceeding (as defined below) giving rise to a claim for indemnification or advancement of Expenses hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Director in an action to determine Director’s rights under this Agreement.

(e)“Proceeding” means any threatened, pending or completed action, suit, claim arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including any appeal therefrom, except one pending or completed on or before the date of this Agreement, unless otherwise specifically agreed in writing by the Company and Director.  If Director reasonably believes that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall also be considered a Proceeding.

(f)“Voting Securities” are any securities of the Company which vote generally in the election of directors.

14.Non-Exclusivity; Insurance; Subrogation.

(a)The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Director may at any time be entitled under applicable law, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Director under this Agreement in respect of any action taken or omitted by Director acting in [his][her] capacity as a director of the Company prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Bylaws or this Agreement, it is the intent of the parties hereto that Director shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other right or remedy.

(b)Section 2-418(k) of the MGCL permits the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Director against any liability asserted against [him][her] or incurred by or on behalf of [him][her] or in such capacity as director of the Company, or arising out of [his][her] status as such, whether or not the Company would have the power to indemnify [him][her] against such liability under the provisions of this Agreement or under the MGCL, as it may then be in effect.  The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of Director under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Director shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.

(c)To the extent that the Company maintains an insurance policy or policies providing liability insurance for any directors or officers of the Company, Director shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director or officer under such policy or policies. If, at the time that the Company receives notice from any source of a Proceeding as to which Director is a party or a participant (as a witness or otherwise) and the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Director, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d)In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Director, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

15.No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Director to the extent Director has otherwise actually received payment (under any insurance policy, the Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

16.Duration of Agreement; Binding Effect.

(a)All obligations of the Company under this Agreement shall apply retroactively beginning on the date on which Director commenced as, and shall continue during the period in which Director remains, a director of the Company and shall continue thereafter for so long as Director shall be subject to any possible claim or Proceeding by reason of the fact that Director was serving in the capacity referred to herein.  Director’s rights hereunder shall continue after Director has ceased acting as a director of the Company and shall inure to the benefit of [his][her] heirs, executors and administrators.

(b)All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives.  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

17.Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Director to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary.

18.Entire Agreement.  This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby (including without limitation any prior indemnification agreement between Director and the Company or its predecessors) are expressly superseded by this Agreement.

19.Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 15 hereof.

20.Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executing in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall any such waiver constitute a continuing waiver.

21.Notice.  All notices, requests, demands and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (a) upon delivery if delivered by hand to the party to whom such notice or other communication shall have been directed, (b) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the third business day after the date on which it is so mailed, (c) one business day after the business day of deposit with a nationally recognized overnight delivery service, specifying next day delivery, with written verification of receipt, or (d) on the same day as delivered by email if delivered during business hours or on the next successive business day if delivered by email after business hours.  Addresses for notice to either party shall be as shown on the signature page of this Agreement, or to such other address as may have been furnished by either party in the manner set forth above.

22.Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

23.Identical Counterparts.  This Agreement may be executed in one or more counterparts (delivery of which may be by facsimile, or via e-mail as a portable document format (.pdf) or other electronic format), each of which will be deemed to be an original, and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one such counterpart.  One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.

24.Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY:

Getty Realty Corp.

By:  ________________________________

Name:

Title:

DIRECTOR:

____________________________________

Name:

Address:

[Signature Page to Indemnification Agreement]

Exhibit A

AFFIRMATION AND UNDERTAKING TO REPAY EXPENSES ADVANCED

To:  The Board of Directors of Getty Realty Corp.

Re:  Affirmation and Undertaking

Ladies and Gentlemen:

This Affirmation and Undertaking is being provided pursuant to that certain Indemnification Agreement dated the _____ day of __________, 20__, by and between Getty Realty Corp., a Maryland corporation (the “Company”), and the undersigned Director (the “Indemnification Agreement”), pursuant to which I am entitled to advancement of Expenses in connection with [Description of Proceeding] (the “Proceeding”).

Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.

I am subject to the Proceeding by reason of my status as a [current][former] director of the Company or by reason of alleged actions or omissions by me in such capacity.  I hereby affirm my good faith belief that at all times, insofar as I was involved as a director of the Company, in any of the facts or events giving rise to the Proceeding, I (i) did not act with bad faith or active or deliberate dishonesty, (ii) did not receive any improper personal benefit in money, property or services and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.

In consideration of the advance by the Company for Expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established that (i) an act or omission by me was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (ii) I actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established.

IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this ___ day of ____________________, 20____.

____________________________________

Name: